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                                                                 Exhibit 23.1

                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 1996, which appears on page 17 of the Curtiss-Wright Corporation 1995 Annual Report, which is incorporated by reference in the Curtiss-Wright Corporation Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in such Annual Report on Form 10-K.


s/Price Waterhouse LLP
  Price Waterhouse LLP
  Morristown, New Jersey
  June 19, 1996